Exhibit 99.1
Press Release

COSTCO WHOLESALE CORPORATION REPORTS SECOND QUARTER AND YEAR-TO-DATE OPERATING RESULTS FOR FISCAL 2026 AND FEBRUARY SALES RESULTS
ISSAQUAH, Wash., March 5, 2026 - Costco Wholesale Corporation (“Costco” or the “Company”) (Nasdaq: COST) today announced its operating results for the second quarter (twelve weeks) and the first 24 weeks of fiscal 2026, ended February 15, 2026.
Net sales for the quarter increased 9.1 percent, to $68.24 billion, from $62.53 billion last year. Net sales for the first 24 weeks increased 8.7 percent, to $134.22 billion, from $123.52 billion last year.
Comparable sales for the second quarter and first 24 weeks of fiscal 2026 were as follows:

	12 Weeks	12 Weeks	24 Weeks	24 Weeks
		Adjusted*		Adjusted*
U.S.	5.9%	6.4%	5.9%	6.1%
Canada	10.1%	7.6%	8.3%	8.3%
Other International	13.0%	7.1%	11.0%	7.0%

Total Company	7.4%	6.7%	6.9%	6.5%

Digitally-Enabled	22.6%	21.7%	21.6%	21.2%
*Excluding the impacts from changes in gasoline prices and foreign exchange.
Net income for the quarter was $2,035 million, $4.58 per diluted share, compared to $1,788 million, $4.02 per diluted share, last year. Net income for the first 24 weeks was $4.04 billion, $9.08 per diluted share, compared to $3.59 billion, $8.06 per diluted share, last year.
For the four-week reporting month of February, ended March 1, 2026, the Company reported net sales of $21.69 billion, an increase of 9.5 percent from $19.81 billion last year. Net sales for the first 26 weeks were $144.85 billion, an increase of 8.6 percent from $133.36 billion last year.
Comparable sales for the February and year-to-date periods ended March 1, 2026, were as follows:

	4 Weeks	4 Weeks	26 Weeks	26 Weeks
		Adjusted*		Adjusted*
U.S.	5.2%	6.0%	5.8%	6.1%
Canada	12.8%	9.3%	8.5%	8.2%
Other International	17.9%	10.9%	10.7%	6.6%

Total Company	7.9%	7.0%	6.8%	6.4%

Digitally-Enabled	21.8%	20.8%	21.8%	21.3%
*Excluding the impacts from changes in gasoline prices and foreign exchange.
Lunar and Chinese New Years occurred on February 17, 19 days later this year. The shift positively impacted February Other International and Total Company sales by approximately 4.0% and 0.5%, respectively.

Press Release

Costco currently operates 924 warehouses, including 634 in the United States and Puerto Rico, 114 in Canada, 42 in Mexico, 37 in Japan, 29 in the United Kingdom, 20 in Korea, 15 in Australia, 14 in Taiwan, seven in China, five in Spain, three in France, two in Sweden, and one each in Iceland, and New Zealand. Costco also operates e-commerce sites in the U.S., Canada, the U.K., Mexico, Korea, Taiwan, Japan and Australia.
A conference call to discuss these results is scheduled for 2:00 p.m. (PT) today, March 5, 2026, and is available via a webcast on investor.costco.com (click on “Events & Presentations”).
Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For these purposes, forward-looking statements are statements that address activities, events, conditions or developments that the Company expects or anticipates may occur in the future. In some cases forward-looking statements can be identified because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. These risks and uncertainties include, but are not limited to, domestic and international economic conditions, including exchange rates, inflation or deflation, the effects of competition and regulation, uncertainties in the financial markets, consumer and small business spending patterns and debt levels, breaches of security or privacy of member or business information, conditions affecting the acquisition, development, ownership or use of real estate, capital spending, actions of vendors, rising costs associated with employees (generally including health-care costs and wages), workforce interruptions, energy and certain commodities, geopolitical conditions (including tariffs), the ability to maintain effective internal control over financial reporting, regulatory and other impacts related to environmental and social matters, public-health related factors, and other risks identified from time to time in the Company’s public statements and reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update these statements, except as required by law. Comparable sales and comparable sales excluding impacts from changes in gasoline prices and foreign exchange are intended as supplemental information and are not a substitute for net sales presented in accordance with U.S. GAAP.

CONTACTS:    Costco Wholesale Corporation
Josh Dahmen, 425/313-8254
Andrew Yoon, 425/313-6305

COST-Earn

COST-Sales

Press Release

COSTCO WHOLESALE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollars in millions, except per share data) (unaudited)

	12 Weeks Ended		24 Weeks Ended
	February 15, 2026	February 16, 2025	February 15, 2026	February 16, 2025
REVENUE
Net sales	$68,242	$62,530	$134,220	$123,515
Membership fees	1,355	1,193	2,684	2,359
Total revenue	69,597	63,723	136,904	125,874
OPERATING EXPENSES
Merchandise costs	60,719	55,744	119,229	109,853
Selling, general and administrative	6,272	5,663	12,606	11,509
Operating income	2,606	2,316	5,069	4,512
OTHER INCOME (EXPENSE)
Interest expense	(33)	(36)	(68)	(73)
Interest income and other, net	148	142	303	289
INCOME BEFORE INCOME TAXES	2,721	2,422	5,304	4,728
Provision for income taxes	686	634	1,268	1,142
NET INCOME	$2,035	$1,788	$4,036	$3,586

NET INCOME PER COMMON SHARE:
Basic	$4.58	$4.03	$9.09	$8.08
Diluted	$4.58	$4.02	$9.08	$8.06

Shares used in calculation (000s):
Basic	443,946	443,982	443,954	443,985
Diluted	444,420	444,886	444,468	444,888

Press Release

COSTCO WHOLESALE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in millions, except par value and share data) (unaudited)
Subject to Reclassification

	February 15, 2026	August 31, 2025
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$17,383	$14,161
Short-term investments	857	1,123
Receivables, net	3,782	3,203
Merchandise inventories	18,991	18,116
Other current assets	2,120	1,777
Total current assets	43,133	38,380
OTHER ASSETS
Property and equipment, net	33,645	31,909
Operating lease right-of-use assets	2,759	2,725
Other long-term assets	4,102	4,085
TOTAL ASSETS	$83,639	$77,099
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$20,647	$19,783
Accrued salaries and benefits	5,635	5,205
Accrued member rewards	2,833	2,677
Deferred membership fees	3,126	2,854
Other current liabilities	8,522	6,589
Total current liabilities	40,763	37,108
OTHER LIABILITIES
Long-term debt, excluding current portion	5,688	5,713
Long-term operating lease liabilities	2,477	2,460
Other long-term liabilities	2,624	2,654
TOTAL LIABILITIES	51,552	47,935
COMMITMENTS AND CONTINGENCIES
EQUITY
Preferred stock $0.005 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock $0.005 par value; 900,000,000 shares authorized; 443,692,000 and 443,237,000 shares issued and outstanding	2	2
Additional paid-in capital	8,570	8,282
Accumulated other comprehensive loss	(1,606)	(1,770)
Retained earnings	25,121	22,650
TOTAL EQUITY	32,087	29,164
TOTAL LIABILITIES AND EQUITY	$83,639	$77,099

Press Release

COSTCO WHOLESALE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in millions) (unaudited)
Subject to Reclassification

	24 Weeks Ended
	February 15, 2026	February 16, 2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$4,036	$3,586
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,194	1,100
Non-cash lease expense	149	137
Stock-based compensation	652	614
Other non-cash operating activities, net	66	(79)
Changes in working capital	1,587	650
Net cash provided by operating activities	7,684	6,008
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(2,815)	(2,401)
Purchases of short-term investments	(250)	(345)
Maturities of short-term investments	510	752
Other investing activities, net	(13)	(13)
Net cash used in investing activities	(2,568)	(2,007)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of short-term borrowings	(65)	(389)
Proceeds from short-term borrowings	136	370
Tax withholdings on stock-based awards	(358)	(390)
Repurchases of common stock	(419)	(412)
Cash dividend payments	(1,154)	(515)
Financing lease payments and other financing activities, net	(37)	(98)
Net cash used in financing activities	(1,897)	(1,434)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	3	(117)
Net change in cash and cash equivalents	3,222	2,450
CASH AND CASH EQUIVALENTS BEGINNING OF YEAR	14,161	9,906
CASH AND CASH EQUIVALENTS END OF PERIOD	$17,383	$12,356